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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                               ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               ---------------



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 31, 1999



                              NETRIX CORPORATION
              (Exact Name of Registrant as Specified in Charter)



         DELAWARE                       000-20512                54-1345159
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
    of Incorporation)                                        Identification No.)




                               NETRIX CORPORATION
                          13595 DULLES TECHNOLOGY DRIVE
                            HERNDON, VIRGINIA 20171
         (Address of Principal Executive Offices, Including Zip Code)
                                (703) 742-6000
             (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
        (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On January 3, 2000, Nx Networks, a/k/a Netrix Corporation, a Delaware corporation ("Nx Networks"), announced that it had entered into an agreement to acquire AetherWorks Corporation ("AetherWorks"), a privately held Minnesota corporation that provides innovative voice and data carrier class convergence solutions for the telecommunications industry. The acquisition will be effected, upon closing, through the merger of AetherWorks with and into Nx1 Acquisition Corp., a wholly-owned subsidiary of Nx Networks (the "Merger"), pursuant to an Agreement of Plan of Merger executed by all three parties, dated as of December 31, 1999.

      The transaction was approved by the boards of directors of the three companies and by the stockholders of Nx1 Acquisition Corp. The holders of over 90% of AetherWorks' common stock have consented in writing to the Merger and the remaining stockholders are expected to deliver their written consent in the near future. Holders of a majority of the AetherWorks common stock have granted proxies to Nx Networks to vote their shares in favor of the Merger if a stockholders meeting is required in lieu of a unanimous written consent.

      Under the terms of the Agreement and Plan of Merger, Nx Networks will issue approximately 3.49 million shares of Nx Networks common stock in the acquisition. This total number of shares includes the number of shares necessary to satisfy AetherWorks obligations to its option holders and warrant holders. The total number of shares to be issued by Nx Networks is also subject to reduction to reflect the cost of satisfying an existing $8 million obligation of AetherWorks, and so the exact number of shares to be issued will be determined at the closing. The total number of shares will then be apportioned among the holders of AetherWorks common stock (including for this purpose options and warrants to acquire common stock) and Class B common stock in accordance with AetherWorks' charter documents. Each holder of an option or warrant to acquire AetherWorks common stock will become entitled to acquire the number of shares of Nx Networks common stock into which the shares of AetherWorks originally provided in such option or warrant are converted in the Merger.

      Under the terms of the Merger Agreement, a further adjustment will be made to the merger consideration if the closing price of Nx Networks common stock on the Nasdaq Stock Market for the 15 trading day period ended October 31, 2000 does not equal or exceed $22.50 per share. In such event, additional shares of Nx Networks common stock will be issued such that the consideration per share of AetherWorks common stock is equal to $22.50 per share based upon that average closing price; provided the total number of shares of Nx Networks common stock issued in the Merger will not exceed 19.9% of the total Nx Networks outstanding shares.

      The closing of the Merger is conditioned upon satisfaction of certain conditions, including satisfaction of certain outstanding debt obligations of AetherWorks and finalizing the approval of the Merger by AetherWorks' stockholders.

      The transaction is intended to constitute a tax-free reorganization.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Financial Statements of Business(es) Acquired.

      Not applicable. The financial statements will be filed once the Merger has been consummated.

(b)   Pro Forma Financial Information.

      Not applicable. The financial statements will be filed once the Merger has been consummated.

(c)   Exhibits.

      The following exhibits are filed with this Report:

      EXHIBIT NO.                      DESCRIPTION.

      2.1         Agreement  and Plan of  Merger  by and  among  Nx  Networks,
                  a/k/a  Netrix   Corporation,   Nx1  Acquisition   Corp.  and
                  AetherWorks Corporation, dated as of December 31, 1999.

      10.1        Voting   Agreement   between  Nx    Networks,    a/k/a  Netrix
                  Corporation   and   William  H.  Castigan,  Robert C. Lind and
                  Jonathan A. Sachs dated as of December 31, 1999.

      10.2 Registration Rights Agreement made by Nx Networks, a/k/a Netrix Corporation in favor of the holders of common stock of AetherWorks Corporation, dated as of December 31, 1999.

      99.1        Press   Release of  Nx  Networks,  a/k/a  Netrix  Corporation,
                  dated January 3, 2000.


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



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NETRIX CORPORATION


Date:  January 14, 2000                    By: /s/ Peter J. Kendrick
                                              __________________________________
                                              Name:  Peter J. Kendrick
                                              Title: Vice Presidentand Secretary



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                                  EXHIBIT LIST



   EXHIBIT NO.    DESCRIPTION

      2.1         Agreement  and  Plan of  Merger  by  and  among  Nx  Networks,
                  a/k/a   Netrix   Corporation,   Nx1   Acquisition   Corp.  and
                  AetherWorks Corporation, dated as of December 31, 1999.

      10.1        Voting   Agreement   between  Nx   Networks,   a/k/a    Netrix
                  Corporation   and   William  H.  Castigan,  Robert C. Lind and
                  Jonathan A. Sachs dated as of December 31, 1999.

      10.2 Registration Rights Agreement made by Nx Networks, a/k/a Netrix Corporation in favor of the holders of common stock of AetherWorks Corporation, dated as of December 31, 1999.

      99.1        Press   Release of  Nx  Networks,  a/k/a  Netrix  Corporation,
                  dated January 3, 2000.



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